Total primary liquidity is 1.9x uninsured and uncollateralized deposits Customers with <$1mm in balances made up 65% of adjusted total deposits(3) at 3/31/23 and 63% at 12/31/22

• •

• • • • •

• • • • •

(In thousands) March 31, 2023 December 31, 2022 Total deposits, as presented 4,642,734$ 4,826,929$ Add: Customer repurchase agreements 196,918 196,451 Less: Brokered deposits 215,949 181,253 Adjusted total deposits 4,623,703$ 4,842,127$

Camden NATIONAL CORPORATION

Q1 2023 Earnings Release Supplement

April 25, 2023

Forward Looking Statements

Camden NATIONAL CORPORATION

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including certain plans, exceptions, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements typically can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," "potential" or "goal" or future or conditional verbs such as "will," "may," "might," "should," "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult for Camden National Corporation (the "Company") to predict. The actual results, performance or achievements of the Company may differ materially from what is reflected in such forward-looking statements.

The following factors, among others, could cause the Company's financial performance to differ materially from the Company's goals, plans, objectives, intentions, expectations and other forward-looking statements: (i) the impact of the COVID-19 pandemic; (ii) the impact of the war in Ukraine; (iii) weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, an increase in the allowance for credit losses or a reduced demand for the Company's credit or fee-based products and services; (iv) changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (v) inflation, interest rate, market, and monetary fluctuations; (vi) ongoing competition in the labor markets and increased employee turnover; (vii) competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; (viii) deterioration in the value of the Company's investment securities; (ix) volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, or the availability and terms of funding necessary to meet the Company's liquidity needs; (x) changes in information technology and other operational risks, including cybersecurity, that require increased capital spending; (xi) changes in consumer spending and savings habits; (xii) changes in tax, banking, securities and insurance laws and regulations; (xiii) the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; (xiii) changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, and other accounting standard setters; (xiv) turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including the Camden National, to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; (xv) actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; (xvi) changes to regulatory capital requirements in response to recent developments affecting the banking sector; and (xvii) questions about the soundness of one or more financial institutions with which we do business.

In addition, statements regarding the potential effects of the war in Ukraine, the COVID-19 pandemic and other notable national and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control.

You should carefully review all of these risks, and be aware that there may be other factors that could cause the Company's actual results to differ materially from those anticipated, including the risk factors listed in the Company's filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company's quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. You should carefully review the risk factors described therein and should not place undue reliance on our forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this presentation, and we undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except to the extent required by applicable law or regulation.

Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures. Management uses these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. These non-GAAP financial measures also help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. These measures are not a substitute for GAAP operating results and may not be comparable to non-GAAP measures used by other financial institutions. Schedules that reconcile the non-GAAP financial measures to GAAP financial information are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, earnings releases filed with the SEC, and within the appendix of this presentation.

Supplemental Earnings Information

Camden NATIONAL CORPORATION

The following supplemental information to the earnings release was furnished to investors to provide additional disclosure specific to the Company's loans, deposits, liquidity and investments as of March 31, 2023

Deposits and Liquidity

Camden NATIONAL CORPORATION

Uninsured Deposits *(3/31/23)*	Amount *($ in millions)*	% of Total Deposits
Deposits in excess of FDIC insurance	$1,112.4	24.0%
Deposits in excess of FDIC insurance and uncollateralized(1)	$691.5	14.9%

Primary Liquidity Sources *(3/31/23)*	Amount *($ in millions)*
Excess Cash(2)	$17.3
Unpledged Investment Securities	475.2
Unpledged Municipal Securities	95.0
Over Collateralized Securities Pledging Position	150.8
FHLB Borrowing Capacity	446.7
Current Fed Discount Window Availability	43.5
Unsecured Borrowing Lines	69.9
Total Available Primary Liquidity	**$1,298.4**
Additional Liquidity Sources(4)	

Brokered Deposit Access of $927.6 million
12 Month Investment Cash Flows of Approx. $120.0 million

Customers with <$1mm in balances made up 65% of adjusted total deposits(3) at 3/31/23 and 63% at 12/31/22

Total primary liquidity is 1.9x uninsured and uncollateralized deposits

(1) Uncollateralized deposits are customer deposit balances for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee.
(2) Excess cash represents cash balances held at the Federal Reserve Bank above the reserve requirement, which at 3/31/2023 remained at zero.
(3) This is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation table at the end of this presentation.
(4) As of March 31, 2023, the Company did not have any borrowings from either the Federal Reserve's Discount Window or the Bank Term Funding Program ("BTFP"). Subsequent to March 31, 2023, the Company added the BTFP as an additional contingent liquidity source.

Commercial Diversification

CRE and Commercial Loans by Industry
(as of 3/31/23)



Other (14 Industries <3%)
15%
Other Services (expt Public Admin)
3%
Wholesale Trade
3%
Construction
4%
Manufacturing
4%
Health Care / Social Asst.
5%
Retail Trade
5%
Lodging
10%
Real Estate Investment
51%
$2.1 billion

Real Estate Investment Breakdown
(as of 3/31/23)



Other Nonresidential Buildings
11%
Office Buildings
20%
1-4 Family
8%
Industrial / Warehouse
14%
Retail Store
16%
Multi-Family / Apartments
31%
$1.1 billion

Commercial Real Estate

- 61% of real estate located in Maine, 18% in New Hampshire, and 9% in Massachusetts
- 80% non-owner occupied, 20% owner occupied

Office Portfolio

Camden NATIONAL CORPORATION

Office Loans > $1mm by State
(as of 3/31/23)


24%
49%
27%
ME NH MA

- Office loans represent 5% of total loans and 12% of the commercial real estate portfolio as of 3/31/23
- Projects require significant cash equity requirements, LTV minimum of 75% - 80% at origination, and requests for guarantors
- Customer pays fixed rate on 67% of balances and floating rate on 33% of balances[1] as of 3/31/23
- No loans within the office portfolio were past due or non-performing at 3/31/23
- 2% of office portfolio was owner occupied at 3/31/23

Credit Details by Class *(as of 3/31/23)*

Class	Outstanding *($ in millions)*	Average Balance *($ in millions)*	Weighted Avg LTV
Class A > $1mm	$90.2	$4.7	56%
Class B > $1mm	62.4	5.7	57%
Class C > $1mm	4.1	2.1	65%
Total > $1mm	**$156.7**	**$4.9**	**57%**
Total < $1mm	50.5	0.3	N/A
Total Office	**$207.2**	**$1.1**	**N/A**

(1) Of the 67% of balances where the customer pays a fixed rate, 43% are through a back-to-back loan swap arrangement.

Investment Portfolio



CMO - Agency Backed 19%
Corporate Bonds 3%
Municipal 8%
Other - Agency Backed 4%
MBS - Agency Backed 66%
$1.3 billion

Corporate Bond Ratings
(21 holdings)



21%
$44.6 million
55%
24%

Municipal Bond Ratings
(139 holdings)



9%
15%
$105.2 million
76%
Aaa/AAA
Aa1/AA+ to Aa3/AA-
A1/A+ to A3/A-
Baa1/BBB+ to Baa3/BBB-
NR

- 60% AFS, 40% HTM
- 100% of municipal holdings are rated A- or better by at least one rating agency (50% carry additional credit support)
- Unrealized loss on debt securities was ($122) million at 3/31/23
  - AFS unrealized loss of ($91) million
  - HTM unrealized loss of ($31) million

All data presented as of 3/31/23 unless otherwise noted.
Investment data presented at book value.

Appendix

Non-GAAP Reconciliation

Camden NATIONAL CORPORATION

(In thousands)	**March 31, 2023**	**December 31, 2022**
Total deposits, as presented	$ 4,642,734	$ 4,826,929
Add: Customer repurchase agreements	196,918	196,451
Less: Brokered deposits	215,949	181,253
Adjusted total deposits	$ 4,623,703	$ 4,842,127